SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                 13-3692801
----------------------------------------  ----------------------------------------
(State of incorporation or organization)     (IRS Employer Identification No.)


         388 Greenwich Street                               10013
         New York, New York
----------------------------------------  ----------------------------------------
(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration  If this form relates to the registration of  a  class  of  securities pursuant to  of  a  class  of  securities pursuant to
Section 12(b) of the Exchange Act and is  Section 12(g) of the Exchange Act and is
effective      pursuant    to    General  effective     pursuant    to     General
Instruction A. (c),  please  check   the  Instruction A. (d),  please  check   the
following box. [x]                        following box. [_]

----------------------------------------  ----------------------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
----------------------------------------  ----------------------------------------

 1,600,000 Corporate-Backed Trust
 Securities (CorTS(R)) Certificates,
 with a principal amount of $40,000,000
         (the "Certificates")                      New York Stock Exchange
----------------------------------------  ----------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                      ----

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Class A Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated April 14, 2004, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

         1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

         2. By-laws,  as amended,  of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

         4. The Prospectus dated July 28, 2003 which was filed with the Securities and Exchange Commission on or about April 23, 2004, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

         5. The Prospectus Supplement dated April 14, 2004 which was filed with the Securities and Exchange Commission on or about April 23, 2004, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

         6. Form of CorTS(R) Supplement 2004-6, dated as of April 23, 2004.



                    Balance of page left intentionally blank

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                          STRUCTURED PRODUCTS CORP.
Date:    April 23, 2004




                                          By:  /s/ Mark C. Graham
                                            ------------------------------------
                                            Authorized Signatory

================================================================================


                           CorTS(R) SUPPLEMENT 2004-6




                                     between




                           STRUCTURED PRODUCTS CORP.,
                                  as Depositor




                                       and




                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                     as Trustee and Securities Intermediary




                   CorTS(R) Trust for The Boeing Company Notes



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Preliminary Statement..........................................................1

Section 1  Certain Defined Terms...............................................1

Section 2  Creation and Declaration of Trust;
  Sale of Term Assets; Acceptance by Trustee...................................5

Section 3  Designation.........................................................6

Section 4  Date of the Certificates............................................6

Section 5  Certificate Principal Balance and Denominations;
  Additional Term Assets.......................................................6

Section 6  Currency of the Certificates........................................6

Section 7  Form of Securities..................................................7

Section 8  Call Warrants.......................................................7

Section 9  Certain Provisions of Base Trust Agreement Not Applicable...........8

Section 10 Distributions.......................................................8

Section 11 Termination of Trust...............................................11

Section 12 Limitation of Powers and Duties....................................12

Section 13 Compensation of Trustee............................................13

Section 14 Modification or Amendment..........................................14

Section 15 Accounting.........................................................14

Section 16 No Investment of Amounts Received on Term Assets...................14

Section 17 No Event of Default................................................14

Section 18 Notices............................................................14

Section 19 Access to Certain Documentation....................................15

Section 20 Advances...........................................................15

Section 21 Withholding Taxes..................................................15

Section 22 Ratification of Agreement..........................................15

Section 23 Counterparts.......................................................15

Section 24 Governing Law......................................................16

Section 25 Establishment of Certificate Account...............................16

Section 26 Certificate of Compliance..........................................16

Section 27 Appointment of Co-Trustee..........................................16

Section 28 Reporting Obligations..............................................16

Section 29 Statement of Intent................................................16

                                TABLE OF CONTENTS
                                  (continued)
                                                                            Page
                                                                            ----

Section 30 Filing of Partnership Returns......................................17

Section 31 "Financial Assets" Election........................................17

Section 32 Trustee's Entitlement Orders.......................................17

Section 33 Conflict with Other Agreements.....................................17

Section 34 Additional Trustee & Securities Intermediary Representations.......18

Section 35 Additional Depositor Representations...............................18

Section 36 Report to Certificateholders.......................................18

Section 37 Certification Requirements.........................................18



Exhibit A  --  Identification of the Term Assets as of Closing Date
Exhibit B  --  Terms of the Certificates as of Closing Date
Exhibit C  --  Form of Certificate
Exhibit D  --  Form of Call Warrant

         CorTS(R) SUPPLEMENT 2004-6, dated as of April 23, 2004 (this "Series Supplement"), between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and U.S. Bank TRUST National Association, a national banking association, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary").

                              PRELIMINARY STATEMENT

         Pursuant to the Base Trust Agreement, dated as of December 15, 2000 (the "Base Trust Agreement" and, as supplemented pursuant to the Series
Supplement, the "Agreement"), between the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust.
Section 5.13 of the Base Trust Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust subject to the terms hereof. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

         Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as CorTS(R) Trust for The Boeing Company Notes, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the CorTS(R) Certificates, and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

         The Certificates shall be Fixed Rate Certificates issued in one Class (the "Certificates"). The Trust also is issuing call options with respect to $40,000,000 principal amount of Term Assets (the "Call Warrants").

         On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

         Section 1 Certain  Defined  Terms.  (a) All terms  used in this  Series
                   -----------------------
Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

         (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

         "761  Election":  761  Election  shall  have the  meaning  set forth in
          -------------
Section 29 of this Series Supplement.

         "Acceleration":  The  acceleration  of the  maturity of the Term Assets
          ------------
after the occurrence of any default on the Term Assets other than a Payment Default.

         "Agreement":   Agreement  shall  have  the  meaning  specified  in  the
          ---------
Preliminary Statement to this Series Supplement.

         "Base Trust  Agreement":  Base Trust  Agreement  shall have the meaning
          ---------------------
specified in the Preliminary Statement to this Series Supplement.

         "Business Day": Any day other than a Saturday, Sunday or a day on which
          ------------
banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

         "Call  Warrant":  Call Warrant shall have the meaning  specified in the
          -------------
Preliminary Statement to this Series Supplement.

         "Certificate  Account":  With  respect  to this  Series,  the  Eligible
          --------------------
Account, which shall be a securities account established and maintained by the Securities Intermediary in the Trustee's name, to which the Term Assets and all payments made on or with respect to the related Term Assets shall be credited.

         "Certificateholder" or "Holder":  With respect to any Certificate,  the
          ----------------
holder thereof.

         "Certificateholders" or "Holders": The holders of the Certificates.
          ------------------

         "Closing Date": April 23, 2004.
          ------------

         "Collection  Period":  The period from (but  excluding)  the  preceding
          ------------------
Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

         "Corporate  Trust Office":  U.S. Bank Trust National  Association,  100
          -----------------------
Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

         "Depositary": The Depository Trust Company.
          ----------

         "Distribution  Date":  Any Scheduled  Distribution  Date,  the Maturity
          ------------------
Date, any Term Assets Default Distribution Date or any Term Assets Redemption Distribution Date.

         "DTC": The Depository Trust Company.
          ---

         "Fixed Payment":  Each equal semiannual installment of interest payable
          -------------
on the Term Assets on each February 15 and August 15 or, if any such day is not a Business Day, then the immediately following Business Day, except that the final installment of interest will be payable on February 15, 2033, commencing on August 15, 2004 through and including February 15, 2033, such that the Certificates receive interest distributions at a rate per annum equal to 6.125% on their Certificate Principal Balance.

         "Interest  Collections":  With respect to any  Distribution  Date,  all
          ---------------------
payments received by the Trustee, during the Collection Period ending on such Distribution Date, in respect of (i) interest on the Term Assets and (ii) penalties or other amounts required to be paid because of late payments on the Term Assets.

         "Maturity Date": February 15, 2033.
          -------------

         "Optional Redemption": The meaning set forth in Section 10(h).
          -------------------

         "Payment  Default":  A default in the  payment of any amount due on the
          ----------------
Term Assets after the same becomes due and payable (and the expiration of any applicable grace period on the Term Assets).

         "Place of Distribution": New York, New York.
          ---------------------

         "Rating Agency":  Each of Moody's Investors Service,  Inc. ("Moody's"),
          -------------
and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

         "Record  Date":  With  respect  to  any  Distribution   Date,  the  day
          ------------
immediately preceding such Distribution Date.

         "Scheduled Distribution Date": The 15th day of each February and August
          ---------------------------
or, if any such day is not a Business Day, then the immediately following Business Day, except that the final Scheduled Distribution Date shall be February 15, 2033, commencing August 15, 2004 through and including February 15, 2033; provided, however, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Term Assets.

         "SEC Reporting Failure": The meaning set forth in Section 10(j)(A).
          ---------------------

         "Specified Currency": United States Dollars.
          ------------------

         "Tax  Event":  If, as a result of any change in, or  amendment  to, the
          ----------
laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the Term Assets Prospectus, the Term Assets Issuer becomes, or based upon a written opinion of independent counsel selected by the Term Assets Issuer, will become obligated to pay additional amounts such that the net payment by the Term Assets Issuer to a holder who is a non-United States person after deduction for certain withholding taxes will not be less than the amount that is due and payable in respect of the Term Assets as described in the Term Assets Prospectus.

         "Tax Redemption":  The meaning set forth in Section 10(h).
          --------------

         "Term Assets": As of the Closing Date,  $40,000,000 aggregate principal
          -----------
amount of 6.125% Notes, due February 15, 2033, issued by the Term Assets Issuer, sold to the Trustee by the Depositor and identified on Exhibit A hereto. Additional Term Assets may also be sold to the Trustee from time to time pursuant to Section 5 of this Series Supplement.

         "Term  Assets  Default":  A Payment  Default  or an  Acceleration  with
          ---------------------
respect to the Term Assets, or an SEC Reporting Failure.

         "Term Assets Default  Distribution Date": The date on which the Trustee
          --------------------------------------
makes a distribution of the proceeds received in connection with a recovery on the Term Assets or distribution in kind of the Term Assets, following a Term Assets Default.

         "Term Assets Issuer": The Boeing Company.
          ------------------

         "Term Assets Payment  Date":  The 15th day of each February and August,
          -------------------------
commencing on August 15, 2004 and ending on February 15, 2033; provided, however, that if any Term Assets Payment Date would otherwise fall on a day that is not a Business Day, such Term Assets Payment Date will be the following Business Day.

         "Term Assets Prospectus": Collectively, the prospectus supplement dated
          ----------------------
February 6, 2003 related to the prospectus dated September 20, 2002.

         "Term Assets Redemption  Distribution Date": The date, if any, on which
          -----------------------------------------
the Trustee receives payment for a redemption of Term Assets in accordance with their terms; provided, however, if the Trustee receives such payment after 10:00 A.M. (New York City time) on such date, the Term Assets Redemption Distribution Date shall be on the next Business Day.

         "Term Assets Trustee":  The trustee for the Term Assets, if any.
          -------------------

         "Trust":  CorTS(R)Trust for The Boeing Company Notes.
          -----

         "Trust  Assets":   (i)  The  Term  Assets,  (ii)  all  payments  on  or
          -------------
collections in respect of the Term Assets accrued on or after the Closing Date and (iii) all proceeds of the foregoing.

         "Trust  Termination  Event":  The earlier of (a) the payment in full at
          -------------------------
maturity or upon early redemption of the Certificates, (b) the distribution of the proceeds received upon a recovery on the Term Assets (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Term Assets), (c) the sale by the Trustee in accordance with the Call Warrants of all the Term Assets and the distribution in full of all amounts due to Certificateholders, or (d) the liquidation or distribution in kind of the Term Assets in accordance with Section 10(j) of this Agreement in the event of an SEC Reporting Failure.

         "Voting Rights":  The  Certificateholders  shall have 100% of the total
          -------------
Voting Rights with respect to the Certificates, which Voting Rights shall be allocated among all Holders of Certificates in proportion to the principal balances held by such Holders on any date of determination.

         "Warrant Agent Agreement": The Warrant Agent Agreement, dated as of the
          -----------------------
date hereof, between the Depositor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended or modified from time to time.

         "Warrant  Exercise Date":  Warrant Exercise Date shall have the meaning
          ----------------------
given to such term in the Call Warrant.

         "Warrant  Exercise Purchase Price": An amount paid by the Warrantholder
          --------------------------------
on each Warrant Exercise Date equal the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest thereon to the Warrant Exercise Date.

         "Warrantholder":  Warrantholder  shall have the  meaning  given to such
          -------------
term in the Call Warrant.

         Section 2  Creation  and  Declaration  of Trust;  Sale of Term  Assets;
                    ------------------------------------------------------------
Acceptance by Trustee.  (a) The Trust,  of which the Trustee is the trustee,  is
---------------------
hereby created under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable. (b) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Base Trust Agreement, has delivered or caused to be delivered to the Trustee the Term Assets.

         (c) The Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Term Assets. The Trustee shall pay the purchase price for the Term Assets by delivering to, or at the direction of, the Depositor, all of the Certificates and the Call Warrants on the Closing Date and making the payments identified in Section 10(l) of this Series Supplement.

         (d) The Trustee hereby (i) acknowledges such sale, deposit and delivery, pursuant to subsections (b) and (c) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Call Warrants, the Base Trust Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under
Section 13 hereof shall not release the Trustee from its duties herein or therein.

         Section  3  Designation.  There is  hereby  created  a Series  of trust
                     -----------
certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "CorTS(R) Certificates." The Certificates shall be issued in one class, in the amount set forth in Section 5 and with the additional terms set forth in Exhibit B to this Series Supplement. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Trust Assets. The
Certificates will represent the entire beneficial ownership interest in the principal and redemption premium, if any, of the Term Assets, and will represent a beneficial ownership interest in the interest received on the Term Assets equal to the Fixed Payments.

         Section  4  Date  of  the  Certificates.   The  Certificates  that  are
                     ---------------------------
authenticated and delivered by the Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

         Section 5 Certificate  Principal Balance and Denominations;  Additional
                   -------------------------------------------------------------
Term Assets.  On the Closing  Date,  1,600,000  Certificates  with a Certificate
-----------
Principal Balance of $40,000,000 shall be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The Certificate Principal Balance of the Certificates shall initially equal the initial principal amount of Term Assets sold to the Trustee and deposited in the Trust. Such Certificate Principal Balance shall be calculated without regard to the Certificates authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Base Trust Agreement. The Depositor may sell to the Trustee additional Term Assets on any date hereafter upon at least five (5) Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Term Assets will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code. Each condition to be satisfied with respect to a sale of Term Assets on or prior to the Closing Date shall be satisfied with respect to a sale of additional Term Assets no later than the date of sale thereof, each representation and warranty set forth in the Agreement to be made on the Closing Date shall be made on such date of sale with respect to the additional Term Assets, and from and after such date of sale, all Term Assets held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall credit such additional Term Assets to the Certificate Account, and shall authenticate and deliver to the Depositor, or its order, Certificates in a Certificate Principal Balance equal to the principal amount of such additional Term Assets. Any such additional Certificates authenticated and delivered shall rank pari passu with any Certificates previously issued in accordance with this Series Supplement, and any such Term Assets will be subject to Call Warrants as set forth in Section 8 hereof.

         Section  6  Currency  of the  Certificates.  All  distributions  on the
                     ------------------------------
Certificates will be made in the Specified Currency.

         Section 7 Form of Securities. The Trustee shall execute and deliver the
                   ------------------
Certificates in the form of one or more global certificates registered in the name of DTC or its nominee.

         Section 8 Call Warrants.  (a)  Concurrently  with the execution of this
                   -------------
Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and one or more Call Warrants, dated as of the date hereof and substantially in the form of Exhibit D hereto, initially evidencing all of the Call Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms. In addition, the Trustee shall execute and deliver additional Call Warrants, substantially in the form of Exhibit D hereto, with respect to any additional Term Assets sold to the Trustee pursuant to Section 5 of this Series Supplement.

         (b) The Trustee shall notify the Certificateholders and the Rating Agencies upon receipt of any notice, pursuant to the provision of the Call Warrants, of a Warrantholder's intent to exercise its Call Warrants. Such notice from the Trustee shall state (i) the Warrant Exercise Date, (ii) that such exercise of the Call Warrant is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price with respect to such exercise and (iii) that the Trustee will select by lot for redemption a principal amount of Certificates equal to the principal amount of Term Assets to be purchased and that such redemption of the Certificates will occur on the Warrant Exercise Date at a price equal to $25 per Certificate plus accrued and unpaid interest thereon to the date of redemption. The Trustee shall promptly notify Certificateholders of any rescission of such a notice and that the redemption of Certificates in connection with such exercise is also rescinded.

         (c) Upon the exercise of any Call Warrant in accordance with the terms of the Call Warrants, the Trustee, after receipt of the Warrant Exercise Purchase Price and the Call Warrants being exercised, shall deliver or cause to be delivered upon the written direction of the Warrant Agent, by 1:00 p.m. (New York City time) on the related Warrant Exercise Date, the Term Assets as specified in the exercised Call Warrant by instructing the Depositary to credit such Term Assets to the account of the exercising Warrantholder or its nominee, provided that the Trustee shall have received notice of the exercise of such Call Warrant from the Warrant Agent in accordance with the terms of the Call Warrants and shall have received from the Warrant Agent an amount, in immediately available funds in a form acceptable to the Trustee, equal to the Warrant Exercise Purchase Price for such Term Assets by 1:00 p.m. (New York City time) on the related Warrant Exercise Date. If any Call Warrant is exercised in connection with a partial redemption of Term Assets, the Trustee shall, to the extent possible, deliver to the exercising Warrantholder, Term Assets that have been selected for redemption.

         (d) Upon receipt of the Warrant Exercise Purchase Price pursuant to the Call Warrants being exercised, the Trustee shall credit the amount of the Warrant Exercise Purchase Price to the Certificate Account on or before the related Warrant Exercise Date and pay to the Certificateholders the amount described in Section 8(b)(iii) above. The Certificates to be redeemed will be selected by the Trustee by lot and will be paid for on the Warrant Exercise Date.

         Section 9 Certain  Provisions of Base Trust  Agreement Not  Applicable.
                   ------------------------------------------------------------
The provisions of Sections 2.3, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.10,  3.11, 3.12,
3.13,  3.15, 3.16, 4.3, 5.16, 5.17, 6.1, 6.6 and 9.1 of the Base Trust Agreement
and any other provision of the Base Trust Agreement, which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" or "Calculation Agent" specified herein, and all references to "Administrative Agent" or "Calculation Agent" in the Base Trust Agreement shall be inapplicable with respect to the Certificates.

         Section 10 Distributions.
                    -------------

         (a) On each Scheduled Distribution Date, the Trustee shall distribute to the Certificateholders the related Fixed Payment, to the extent of Interest Collections, and subject to the exercise of the Call Warrants (in which case the provisions of Section 8 of this Series Supplement shall apply) and the terms of this Section 10, on the Maturity Date shall distribute to the Certificateholders the principal balance of the Certificates (in the amount of $40,000,000), to the extent the principal of the Term Assets is received by the Trustee on such date, and shall distribute all other amounts held in the Trust pursuant to Section 10(k) of this Series Supplement. If any payment with respect to the Trust Assets as described in this Section 10(a) is made to the Trustee after the Scheduled Distribution Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

         (b) In the event of a Payment Default, the Trustee shall proceed against the Term Assets Issuer on behalf of the Certificateholders to enforce the Term Assets or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that, holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Term Assets, subject to the Trustee's receipt of satisfactory indemnity. If the Trustee is directed to sell the Term Assets, the Trustee shall solicit bids for the sale of the Term Assets with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston LLC, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and
(6) Citigroup Global Markets Inc.; provided, however, that no bid from Citigroup Global Markets Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Term Assets. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Acceleration and a corresponding payment on the Term Assets, the Trustee shall distribute the proceeds to the Certificateholders, no later than two (2) Business Days after the receipt of immediately available funds.

         (c) In the event that the Trustee receives money or other property in respect of the Term Assets as a result of a Payment Default on the Term Assets (including from the sale thereof), the Trustee will promptly give notice as provided in Section 18(c) to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates pro rata by principal amount (after deducting the costs incurred in connection therewith and subject to clause (l) of this Section 10). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. Other than as provided in clause (l) below, no amount will be distributed to the Depositor in respect of the Term Assets.

         (d) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date.

         (e) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective principal balances as of the Record Date.

         (f) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen (15) days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(f) unless a new instruction is delivered fifteen (15) days prior to a Distribution Date.

         (g) Upon receipt by the Trustee of a notice that all or a portion of the Term Assets are to be redeemed (whether as a result of an Optional Redemption or Tax Redemption), the Trustee shall select by lot for redemption a principal amount of Certificates equal to the principal amount of the Term Assets to be redeemed on the Term Assets Redemption Distribution Date. The Trustee shall promptly give notice of such redemption to the Warrantholder. Notice of such redemption shall also be given by the Trustee to the registered Certificateholders not less than fifteen (15) days prior to the Term Assets Redemption Distribution Date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third Business Day after the date it receives notice of such redemption.

         Upon the occurrence of an Optional Redemption or a Tax Redemption, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Term Assets to be redeemed, will be redeemed at a price equal to $25 per Certificate plus accrued and unpaid interest thereon and (ii) Call Warrants proportionate to the amount of Term Assets to be redeemed will become immediately exercisable on a pro rata basis for each holder of Call Warrants and will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payment made pursuant to clause (i) above.

         (h) The Term Assets Issuer has the right to redeem the Term Assets, in whole or in part, at any time or from time to time (an "Optional Redemption"), at a redemption price equal to the greater of (i) 100% of the principal amount of the Term Assets to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Term Assets that would be due from the redemption date to the maturity date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury rate plus 25 basis points, plus in either case, accrued and unpaid interest on the principal amount of the Term Assets being redeemed to the date of redemption. The Term Assets are also redeemable in whole, but not in part, at any time upon the occurrence of a Tax Event (a "Tax Redemption"), at a redemption price equal to 100% of the principal amount of the Term Assets plus accrued and unpaid interest on the principal amount of the Term Assets to the date of redemption.

         (i) [Reserved].

         (j) (A) If the Term Assets Issuer ceases to file periodic reports under the Exchange Act and the Depositor determines in its sole discretion, after consultation with the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Term Assets distributed (an "SEC Reporting Failure"), then the Trustee shall liquidate or distribute in kind, as directed by the Depositor, any remaining Term Assets and distribute any proceeds thereof. The Trustee shall notify each Rating Agency of any such liquidation or distribution of the Trust. The distribution (whether of proceeds or Term Assets) will be distributed to the Certificateholders on a pro rata basis according to the principal amount of the Certificates held, subject to clause (l) of this Section 10. To the extent permitted by applicable law, the Trustee or the Depositor shall notify the Warrantholders promptly after consultation with the Securities and Exchange Commission as described above.

         (B) Notwithstanding the foregoing, the Call Warrants will become immediately exercisable upon an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after April 23, 2009) and, if the Call Warrants are in the money, as defined below, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Certificateholders. If the Call Warrants are in the money and are cash settled, the distribution to Certificateholders described in paragraph (A) above shall not apply, the Term Assets will be liquidated as set forth below and the Certificates will receive liquidation proceeds in an amount equal to $25 per Certificate plus accrued and unpaid interest thereon to the date of distribution, subject to clause (l) of this
Section 10.

         (C) If an SEC Reporting Failure occurs, the Trustee shall solicit bids for the sale of the Term Assets with settlement thereof on or before the third
(3rd) Business Day after such sale from three leading dealers in the relevant market and the Warrantholders, and may solicit additional bids from such other parties as the Depositor deems appropriate. For purposes of this Section 10(j), the Call Warrants will be deemed to be in the money if the highest firm bid received with respect to all Term Assets held by the Trust exceeds the Warrant Exercise

Purchase Price for such Term Assets, and cash settlement shall be made in an amount equal to such excess (but only if the Term Assets are actually sold at a price equal to the amount of such bid). Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston LLC, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and (6) Citigroup Global Markets Inc.; provided, however, that no bid from Citigroup Global Markets Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Term Assets. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers.

         (D) Notwithstanding the foregoing, if an SEC Reporting Failure occurs on or after April 23, 2009, Warrantholders will continue to have the right to exercise the Call Warrants in accordance with Section 8 so long as the Call Warrants are exercised prior to the liquidation or distribution of the Term Assets. Any payments to Certificateholders in connection with such exercise shall be made as set forth in Section 8.

         (k) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Notwithstanding anything in the Agreement to the contrary, to the extent there remains on deposit monies or property in the Trust after all required payments and distributions have been made in accordance with this Series Supplement (including without limitation Section 8 and this Section 10), such remaining monies or property shall be distributed to the Certificateholders on a pro rata basis based on the Certificate Principal Balance of the Certificates held on the date the final Fixed Payment was made on the Certificates. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any
Certificateholder   in  any  way  be   responsible   or   liable  to  any  other
Certificateholder in respect of amounts previously distributed on the Certificates based on their respective principal balances.

         (l) On the Closing Date, as partial payment for the Term Assets, the Trustee shall deliver to, or at the direction of, the Depositor all of the Certificates and the Call Warrants. On August 15, 2004, as payment of the balance of the purchase price for the Term Assets, the Trustee shall pay to the Depositor from the scheduled interest distributions received on the Term Assets on such date, the amount of the interest accrued on the Term Assets from February 15, 2004 to but not including the Closing Date, which amount equals $462,777.78. In the event such amounts are not received by the Trustee on such date or otherwise are insufficient to pay such amount of accrued interest to the Depositor, the Depositor shall have a claim for the unpaid portion of such amount and shall share pari passu with the Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Term Assets.

         Section 11 Termination of Trust. (a) The Trust shall terminate upon the
                    --------------------
occurrence of any Trust Termination Event.

         (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to

Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

         Section 12  Limitation  of Powers and  Duties.  (a) The  Trustee  shall
                     ---------------------------------
administer the Trust and the Term Assets solely as specified herein and in the Base Trust Agreement.

         (b) The Trust is constituted solely for the purpose of (i) acquiring and holding the Term Assets, (ii) issuing the Certificates and Call Warrants,
(iii) entering into and performing its obligations and enforcing its rights under the Agreement, this Series Supplement and the Call Warrants and (iv) taking the other actions required hereunder. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

         (c) The parties acknowledge that the Trustee, as the holder of the Term Assets, has the right to vote and give consents and waivers in respect of the Term Assets and enforce the other rights, if any, of a holder of the Term Assets, except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Term Assets Trustee, the Term Assets Issuer or, if applicable, the Depositary with respect to the Term Assets, for the Trustee's consent to any amendment, modification or waiver of the Term Assets, or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall within two (2) Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets) or (ii) which would result in the exchange or substitution of any Term Asset whether or not pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders, and subject to the requirement that such vote or consent would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purposes, and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an Opinion of Counsel. The Trustee shall not be obligated to follow any instruction that would cause the Trust to violate the terms of any agreement or other obligation to which the Trust is a party, including the Warrant Agent Agreement. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

         (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

         (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Certificate Registrar.

         Section 13  Compensation  of Trustee.  (a) Each of the Trustee and U.S.
                     ------------------------
Bank National Association, as co-trustee (the "co-trustee"), shall be entitled to receive from the Depositor as compensation for its services hereunder, trustee's fees pursuant to a separate agreement among the Trustee, the co-trustee, and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless each of the Trustee and the co-trustee, and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee and the co-trustee shall notify the Depositor promptly of any claim for which they may seek indemnity. Failure by the Trustee or the co-trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the co-trustee through the Trustee's or the co-trustee's own willful misconduct, gross negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the co-trustee, or the termination of this Agreement.

         (b) Failure by the Depositor to pay, reimburse or indemnify the Trustee or the co-trustee shall not entitle the Trustee or the co-trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release either the Trustee or the co-trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by each of the Trustee and the co-trustee in its individual capacity, and the Trustee and the co-trustee shall have no recourse against the Trust with respect thereto.

         (c) The Trustee hereby agrees that it shall not receive any additional compensation for the performance of its duties as warrant agent under the Warrant Agent Agreement.

         Section 14 Modification  or Amendment.  (a) The Trustee shall not enter
                    --------------------------
into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section 10.1(a) of the Base Trust Agreement. Pursuant to Section 5 of this Series Supplement, the Depositor may sell to the Trustee additional Term Assets from time to time without violation or trigger of this Section 14. Notwithstanding anything to the contrary contained in Section 10.1 of the Base Trust Agreement, the Base Trust Agreement or this Series Supplement may not be amended or modified for the purposes contained in items (v) through (viii) in Section 10.1 of the Base Trust Agreement unless the Trustee has received written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof.

         (b) As referenced in Section 10.1(b) of the Base Trust Agreement, the Required Percentage--Amendment required if the Rating Agency Condition is not satisfied with respect to a modification or amendment shall be 100%.

         Section 15 Accounting.  Notwithstanding  Section 3.16 of the Base Trust
                    ----------
Agreement, no such accounting reports shall be required. Pursuant to Section 4.2 of the Base Trust Agreement, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

         Section  16 No  Investment  of Amounts  Received  on Term  Assets.  All
                     -----------------------------------------------------
amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee.

         Section  17 No Event of  Default.  There  shall be no Events of Default
                     --------------------
defined with respect to the Certificates.

         Section 18 Notices.  (a) All directions,  demands and notices hereunder
                    -------
and under the Base Trust Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., 388 Greenwich Street, 10th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention:
Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

         (b) For  purposes  of  delivering  notices to the Rating  Agency  under
Section 10.7 of the Base Trust Agreement, or otherwise, such notices shall be mailed or delivered as provided in such Section 10.7, to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

         (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof.

Such notice shall set forth (i) the identity of the issue of Term Assets, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

         (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

         (e) The Trustee shall, in connection with any required delivery of any document or notice to the Certificateholders (whether or not such delivery is required pursuant to the Agreement), provide, on behalf of the Certificateholders, such document or notice to the Warrantholders concurrently with the delivery thereof to the Certificateholders.

         Section 19 Access to  Certain  Documentation.  Access to  documentation
                    ---------------------------------
regarding the Term Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

         Section 20 Advances. There is no Administrative Agent specified herein;
                    --------
hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement.

         Section 21 Withholding Taxes. The Trustee shall withhold,  and remit to
                    -----------------
the Internal Revenue Service, a 30% U.S. federal withholding tax (or other required amount) on the payments made in respect of the Certificates to non-U.S. Persons who are Certificateholders unless the non-U.S. Person establishes an exemption from such withholding tax satisfactory to the Depositor and the Trustee. The Trustee shall not have any obligations to comply with the provisions of this Section 21 if the Trustee does not have actual knowledge that Certificates are held by non-U.S. Persons.

         Section 22 Ratification of Agreement. With respect to the Series issued
                    -------------------------
hereby, the Base Trust Agreement (including the grant of a security interest in Section 10.8 of the Agreement with respect to the Term Assets conveyed hereunder), as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

         Section 23 Counterparts.  This Series Supplement may be executed in any
                    ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         Section 24 Governing Law. This Series  Supplement and each  Certificate
                    -------------
issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The State of New York is the securities intermediary's jurisdiction of the Securities Intermediary for purposes of the UCC.

         Section  25  Establishment  of  Certificate   Account.  The  Securities
Intermediary and the Trustee hereby represent and warrant that:

         (a) The Certificate Account for the Trust is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trustee on behalf of the Trust. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

         (b) All Term Assets have been credited to the Certificate Account by the Securities Intermediary; and

         (c) The Certificate Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Certificate Account.

         Section 26 Certificate of  Compliance.  The Depositor  shall deliver to
                    --------------------------
the Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

         Section 27  Appointment  of  Co-Trustee.  The Depositor and the Trustee
                     ---------------------------
hereby appoint U.S. Bank National Association, a national banking association, as co-trustee under the Agreement. Any action required to be taken by the Trustee may be taken by U.S. Bank National Association, as co-trustee, in full satisfaction of the obligations of the Trustee; provided, however, the Term Assets shall be transferred to the Trustee, and the Trustee shall pay the full purchase price thereof in accordance with the terms hereof. By its acceptance of this Series Supplement, U.S. Bank National Association hereby accepts its appointment as co-trustee under the Agreement.

         Section  28  Reporting  Obligations.  The  Depositor  shall  advise and
                      ----------------------
reasonably cooperate with the Trustee as to what information, if any, is required by Rule 144A(d)(4) under the Securities Act, and the Trustee shall be entitled to rely on such advice of the Depositor.

         Section 29  Statement  of Intent.  It is the  intention  of the parties
                     --------------------
hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership (other than a publicly traded partnership treated as a corporation). The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (the "761 Election") and in a manner consistent with the exclusion of the Trust from partnership tax accounting. The terms of the Agreement shall be interpreted to further these intentions of the parties. In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell to exchange its Certificate to any person.

         Each Certificateholder (and each beneficial owner of a Certificate) by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

         Section 30 Filing of Partnership  Returns.  In the event that the Trust
                    ------------------------------
is characterized (by appropriate tax authorities) as a partnership for United States federal income tax purposes, and the 761 Election is ineffective, the Depositor agrees to reimburse the Trust for any expenses associated with the filing of partnership returns (or returns related thereto).

         Section 31 "Financial  Assets"  Election.  The Securities  Intermediary
                    -----------------------------
hereby agrees that the Term Assets credited to the Certificate Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

         Section 32 Trustee's  Entitlement Orders. If at any time the Securities
                    -----------------------------
Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Term Assets credited to the Certificate Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to the Certificate Account solely from the Trustee.

         Section 33 Conflict with Other Agreements.  The Securities Intermediary
                    ------------------------------
hereby confirms and agrees that:

         (a) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to the Certificate Account. The Certificate Account and all property credited to the Certificate Account is not subject to, and the Securities Intermediary hereby waives, any lien, security interest, right of set off, or encumbrance in favor of the Securities Intermediary or any Person claiming though the Securities Intermediary (other than the Trustee);

         (b) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any other Person relating to the Certificate Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of any Person other than the Trustee; and

         (c) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 31 hereof.

         Section   34   Additional    Trustee   and   Securities    Intermediary
                        --------------------------------------------------------
Representations.  The  Trustee  and  the  Securities  Intermediary  each  hereby
---------------
represents and warrants as follows:

         (a) The Trustee and the Securities Intermediary each maintains its books and records with respect to its securities accounts in the State of New York;

         (b) The Trustee and the Securities Intermediary each has not granted any lien on the Term Assets nor are the Term Assets subject to any lien on properties of the Trustee or the Securities Intermediary in its individual capacity; the Trustee and the Securities Intermediary each has no actual knowledge and has not received actual notice of any lien on the Term Assets (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Trustee and the Certificateholders and the potential interests of the Warrantholders, the books and records of the Trustee and the Securities Intermediary each do not identify any Person as having an interest in the Term Assets; and

         (c) The Trustee and the Securities Intermediary each makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Term Assets or (ii) the collectability, insurability, effectiveness or suitability of any of the Term Assets.

         Section 35 Additional Depositor  Representations.  The Depositor hereby
                    -------------------------------------
represents and warrants to the Trustee as follows:

         (a) Immediately prior to the sale of the Term Assets to the Trust, the Depositor owned and had good and marketable title to the Term Assets free and clear of any lien, claim or encumbrance of any Person.

         (b) The Depositor has received all consents and approvals required by the terms of the Term Assets to the sale to the Trustee of its interest and rights in the Term Assets as contemplated by the Agreement; and

         (c) The Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Term Assets (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests sold pursuant to the Agreement. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Term Assets, other than any such filings pursuant to the Agreement. The Depositor is not aware of any judgment or tax lien filings against Depositor.

         Section 36 Report to Certificateholders.  Section 4.2 of the Base Trust
                    ----------------------------
Agreement is hereby  amended by deleting the following  line from paragraph (v):
"the current rating assigned by the Rating Agency thereon."

         Section 37 Certification Requirements. The Trustee agrees to obtain, at
                    --------------------------
the Depositor's direction and expense, a report of an independent public accountant sufficient for the Depositor on behalf of the Trust to satisfy its obligations with respect to certification requirements under Rules 13a-14 and 15d-14 of the Exchange Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.


                                          STRUCTURED PRODUCTS CORP.



                                          By: /s/ John W. Dickey
                                            ------------------------------------
                                            Authorized Signatory


                                          U.S.  BANK  TRUST  NATIONAL
                                          ASSOCIATION, as Trustee



                                          By: /s/ Marlene Fahey
                                            ------------------------------------
                                            Responsible Officer



                                          U.S.  BANK  TRUST  NATIONAL
                                          ASSOCIATION,  as Securities
                                          Intermediary


                                          By: /s/ Marlene Fahey
                                            ------------------------------------
                                            Responsible Officer

ACCEPTED AND ACKNOWLEDGED BY:


U.S. BANK NATIONAL ASSOCIATION,
as Co-Trustee




By: /s/ Marlene Fahey
  --------------------------------------
  Responsible Officer

                                                                       EXHIBIT A


              IDENTIFICATION OF THE TERM ASSETS AS OF CLOSING DATE



Term Assets Issuer:                     The Boeing Company

Term Assets:                            6.125% Notes, due February 15, 2033

Maturity Date:                          February 15, 2033

Original Principal Amount Issued:       $400,000,000

CUSIP No.:                              097023AU9

Stated Interest Rate:                   6.125% per annum

Interest Payment Dates:                 February 15 and August 15

Redemption:                             The Term Assets  Issuer has the right to
                                        redeem the Term  Assets,  in whole or in
                                        part,  at any time or from time to time,
                                        at  a  redemption  price  equal  to  the
                                        greater  of (i)  100%  of the  principal
                                        amount of the Term Assets being redeemed
                                        and (ii) the sum of the  present  values
                                        of the remaining  scheduled  payments of
                                        principal   and  interest  on  the  Term
                                        Assets   that  would  be  due  from  the
                                        redemption  date to the  maturity  date,
                                        discounted to the  redemption  date on a
                                        semi-annual  basis  (assuming  a 360-day
                                        year consisting of twelve 30-day months)
                                        at a certain treasury rate plus 25 basis
                                        points, plus in either case, accrued and
                                        unpaid interest on the principal  amount
                                        being    redeemed   to   the   date   of
                                        redemption. The Term Assets are also redeemable in whole, but not in part, at any time upon the occurrence of a Tax
                                        Event, at a redemption price equal to 100% of the principal amount of the Term
                                        Assets plus accrued and unpaid interest on the principal amount of the Term
                                        Assets to the date of redemption.

Currency of Denomination:               U.S. dollars

Form:                                   Book-Entry

Term Assets Prospectus:                 Prospectus  supplement dated February 6,
                                        2003  relating to the  prospectus  dated
                                        September 20, 2002.

Term Assets Registration Statement:     333-99509

Principal Amount of Term Assets
Deposited Under Trust Agreement:        $40,000,000


The Term Assets will be held by the Trustee as security entitlements credited to an account of the Trustee or its agent at The Depository Trust Company, New York, New York ("DTC").

                                                                       EXHIBIT B

                  TERMS OF THE CERTIFICATES AS OF CLOSING DATE



Maximum Number of Certificates          1,600,000

Aggregate Principal Amount
   of Certificates:                     $40,000,000

Authorized Denomination:                $25 and integral multiples thereof

Rating Agencies:                        Standard & Poor's Ratings Services,  and
                                        Moody's Investors Service, Inc.

Closing Date:                           April 23, 2004

Distribution Dates:                     Any  Scheduled  Distribution  Date,  the
                                        Maturity    Date,    any   Term   Assets
                                        Redemption Distribution Date or any Term
                                        Assets Default Distribution Date.

Interest Rate:                          6.125%

Maturity Date:                          February 15, 2033

Record Date:                            With respect to any  Distribution  Date,
                                        the  day   immediately   preceding  such
                                        Distribution Date.

Trustee's Fees:                         The  Trustee's  fees shall be payable by
                                        the Depositor pursuant to a separate fee agreement between the Trustee and the Depositor.

Initial Certificate Registrar:          U.S. Bank Trust National Association

Corporate Trust Office:                 U.S. Bank Trust National Association
                                        100 Wall Street, Suite 1600
                                        New York, New York  10005
                                        Attention:  Corporate Trust  Department,
                                        Regarding  CorTS(R) Trust for The Boeing
                                        Company Notes

                                                                       EXHIBIT C


                              FORM OF CERTIFICATES


THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER                                                 Certificates
CUSIP:                                              Certificate Principal Amount

                              CORTS(R) CERTIFICATES

evidencing an undivided interest in the Trust, as defined below, the assets of which include 6.125% Notes, due February 15, 2033, issued by The Boeing Company.

This Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates.

         THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in CorTS(R) Trust for The Boeing Company Notes (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

         The Trust was created pursuant to a Base Trust Agreement, dated as of December 15, 2000 (as amended and supplemented, the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2004-6, dated as of April 23, 2004 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "CorTS(R) Certificates" (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets and all proceeds of the Term Assets. Additional Term Assets may be sold to the Trustee and additional Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates issued in accordance with the Series Supplement.

         Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions of the Trust Assets to be distributed to Certificateholders on such Distribution Date.

         The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Supplement.

         The Term Assets held by the Trust are subject to the rights of the Warrantholders, as provided for in the Series Supplement, and each Certificateholder, by accepting its Certificate, acknowledges such rights and the possibility of an early redemption of the Certificates in accordance with the terms of the Series Supplement.

         It is the intent of the Depositor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and failing that, as a partnership (other than a publicly traded partnership treated as a corporation). In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell or exchange its Certificate to any person. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with such intentions and the provisions of the Trust Agreement shall be interpreted to further these intentions of the parties.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

         The  Trust  Agreement  permits  the  amendment   thereof,   in  certain
circumstances, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its manual or facsimile signature.

                                        U.S.  BANK TRUST  NATIONAL  ASSOCIATION,
                                        not  in  its  individual   capacity  but
                                        solely  as  Trustee  and  Authenticating
                                        Agent




                                        By:
                                          --------------------------------------
                                          Authorized Signatory

                                                                       EXHIBIT D

                              FORM OF CALL WARRANT

                   CORTS(R) TRUST FOR THE BOEING COMPANY NOTES

                                  Call Warrant

                           Dated as of April 23, 2004



THIS CALL WARRANT HAS NOT BEEN, AND THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS CALL WARRANT AND ANY WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS CALL WARRANT AND MAY NOT BE TRANSFERRED TO CITIGROUP GLOBAL MARKETS INC. OR STRUCTURED PRODUCTS CORP.

                   CORTS(R) TRUST FOR THE BOEING COMPANY NOTES

                                  Call Warrant

______ Warrants; Each Warrant Relating to $1,000 principal amount of Term Assets

No. ______                                                        April 23, 2004

         CORTS(R) Trust for The Boeing Company Notes (the "Trust"), a trust created under the laws of the State of New York pursuant to a Base Trust Agreement, dated as of December 15, 2000 (the "Agreement"), between Structured Products Corp. (the "Depositor") and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2004-6, dated as of April 23, 2004 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee, for value received, hereby certifies that ____________________ or registered assigns, is entitled to purchase $___________ principal amount of the assets set forth on Schedule 1 hereto in whole or in part on any Warrant Exercise Date (as defined below) designated by the holder of this instrument (this "Call Warrant") at a purchase price equal to the Warrant Exercise Purchase Price (as defined below), all subject to the terms and conditions set forth below.

         Certain  capitalized  terms used in this Call  Warrant  are  defined in
Article IV hereof; capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust Agreement; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Call Warrant and references to a "Section" are, unless otherwise specified, to one of the sections of this Call Warrant.

                                    Article I

                              Exercise of Warrants
                              --------------------

         Section I.1 Manner of Exercise.  (a) This Call Warrant may be exercised
                     ------------------
by the holder hereof (each, a "Warrantholder"), in whole or in part, on any Warrant Exercise Date, set forth in the prior written notice to the Warrant Agent and the Trustee delivered at any time on or before the Business Day that is at least fifteen (15) days before such Warrant Exercise Date, by surrender of this Call Warrant to the Warrant Agent at its office set forth in Section VI.3 hereof no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date; provided that such holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the applicable Warrant Exercise Purchase Price, in a manner such that funds are available to the Warrant Agent no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date, and such holder shall thereupon be entitled to delivery of the Term Assets equal to $1,000 per Call Warrant purchased hereunder in accordance with this Article I; provided further that the Warrantholder may not exercise this Call Warrant at any time when such Warrantholder is insolvent, and in connection therewith, such Warrantholder shall be required to certify that it is solvent at the time of exercise settlement, by completing the Form of Subscription attached to this Call Warrant and delivering such completed Form of Subscription to the Trustee on or prior to the Warrant Exercise Date.

         (b) The Warrant Agent shall notify the Trustee immediately upon receipt by the Warrant Agent of a notice by the holder of this Call Warrant and upon receipt of payment of the applicable Warrant Exercise Purchase Price from such holder pursuant to clause (a) of this Section I.1. The Warrant Agent shall transfer each payment made by the holder hereof pursuant to clause (a) of this
Section I.1 to the Trustee in immediately available funds, for application pursuant to the Trust Agreement no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date (and, pending such transfer, shall hold each such payment for the benefit of the holder hereof in a segregated trust account).

         (c) A notice by the holder of a Call Warrant does not impose any obligations on a holder of a Call Warrant in any way to pay any Warrant Exercise Purchase Price. If, by 11:00 a.m. (New York City time) on the Warrant Exercise Date, the holder of the Call Warrant being exercised has not paid the Warrant Exercise Purchase Price, then such notice shall automatically expire and none of the holder of such Call Warrant, the Warrant Agent and the Trustee shall have any obligations with respect to such notice by the holder of such Call Warrant. The expiration of a notice by the holder of this Call Warrant shall in no way affect a holder of a Call Warrant's right to subsequently deliver a notice which satisfies the terms of the Trust Agreement.

         (d) In the event of a partial redemption of the Term Assets by the Term Assets Issuer, if any, if the holders of the Call Warrants fail to exercise their Call Warrants with respect to all Term Assets redeemed in such partial redemption (or such Call Warrants are not deemed to be exercised automatically), the number of outstanding Warrants held by each Warrantholder shall be reduced proportionately so that the amount of Term Assets callable by the exercise of Call Warrants equals the amount of Term Assets remaining in the Trust. The Warrant Agent shall make such adjustments to its records as shall be necessary to reflect such reductions and shall notify each Warrantholder of such adjustments.

         (e) The Call Warrants will become immediately exercisable upon an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after April 23, 2009) and, if the Call Warrants are in the money, as defined in the Trust Agreement, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Certificateholders, as provided in Section 10(j) of the Trust Agreement.

         (f) Upon the occurrence of a redemption of the Term Assets by the Term Assets Issuer (whether as a result of an Optional Redemption or a Tax Redemption and whether such redemption occurs before or after April 23, 2009), Call Warrants proportionate to the amount of Term Assets to be redeemed will become immediately exercisable, on a pro rata basis for each holder of Call Warrants and will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clause
(i) in Section 10(g) of the Trust Agreement. In the event of a partial redemption of the Term Assets, the number of outstanding Warrants held by each Warrantholder shall be reduced proportionately so that the amount of Term Assets callable by the exercise of Call Warrants equals the amount of Term Assets remaining in the Trust.

         Section I.2 Transfer of Term Assets.  (a) As soon as practicable  after
                     -----------------------
each surrender of this Call Warrant, in whole or in part, and no later than 11:00 a.m. (New York City time) on the Warrant Exercise Date and upon satisfaction of all other requirements described in this Call Warrant, the Warrant Agent shall instruct the Trustee to cause the Term Assets represented by the number of Warrants being exercised hereunder to be registered on the book-entry system of the related depositary in the registered name or names furnished by the holder, and, in case such exercise is in part only, a new Call Warrant of like tenor, representing the remaining outstanding Warrants of the holder, shall be delivered by the Warrant Agent to the holder hereof. The Trustee shall cause the delivery of such portion of the Term Assets to the holder or its nominee no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date in accordance with Section 8(c) of the Trust Agreement.

         (b) If any Call Warrant is exercised in connection with a partial redemption of Term Assets, if any, the Trustee shall, to the extent possible, deliver to the exercising Warrantholder, Term Assets that have been selected for redemption.

         Section I.3  Cancellation  and  Destruction  of Call Warrant.  All Call
                      -----------------------------------------------
Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section I.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Call Warrant shall be issued in lieu thereof (other than that reflecting any such transfer or exchange). The Warrant Agent shall destroy all cancelled Call Warrants.

         Section I.4 No Rights as Holder of Term Assets  Conferred  by Warrants.
                     ----------------------------------------------------------
Prior to the exercise hereof, this Call Warrant shall not entitle the holder hereof to any of the rights of a holder of the Term Assets, including, without limitation, the right to receive the payment of any amount on or in respect of the Term Assets or to enforce any of the covenants of the Trust Agreement.

                                   Article II

                            Restrictions on Transfer
                            ------------------------

         Section II.1 Restrictive Legends. Except as otherwise permitted by this
                      -------------------
Article II, each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form:

         "This Call Warrant has not been, and the Warrants represented hereby have not been, registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Call Warrant and any Warrant represented hereby may be transferred only in compliance with the conditions specified in this Call Warrant and may not be transferred to Citigroup Global Markets Inc. or Structured Products Corp."

         Section II.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to
                      ------------------------------------------------
any transfer of any Call Warrant or portion thereof, the holder hereof will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such holder's intention to effect such transfer and to comply in all other respects with this Section II.2. Each transfer of a portion of a Call Warrant must be for a whole number of Warrants.
(a) If such transfer of Call Warrants is being made pursuant to Rule 144A under the Securities Act, as a condition precedent to the proposed transfer, the prospective transferee must certify that it is a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act; and (b) If such transfer of Call Warrants is not being made pursuant to Rule 144A, each notice of a proposed transfer (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel for the holder to render the opinions referred to below and (ii) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. If (A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Call Warrant under the Securities Act (such opinion stating the basis for such determination) and (B) such opinion is in form and substance reasonably satisfactory to the Depositor and the Warrant Agent, such holder shall thereupon be entitled to transfer such Call Warrant in accordance with the terms of the notice delivered by such holder to the Warrant Agent. No such opinion of counsel shall be required in the event the transfer is being made to a "qualified institutional buyer" as defined in Rule 144A under the Securities Act as contemplated in clause (a) of this Section II.2. Each instrument representing such Call Warrant or portion thereof issued upon or in connection with such transfer shall bear the restrictive legend required by Section II.1, unless the Warrant Agent shall have received an opinion of counsel reasonably satisfactory to the Warrant Agent and the Depositor that such legend is no longer required to ensure compliance with the Securities Act.

                                   Article III

                Registration and Transfer of Call Warrants, etc.
                ------------------------------------------------

         Section III.1 Warrant Register; Ownership of Call Warrants. The Warrant
                       --------------------------------------------
Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing whole numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

         Section III.2 Transfer and Exchange of Call Warrants. Upon surrender of
                       --------------------------------------
any Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Call Warrant of like tenor and evidencing a like whole number of Warrants, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes or government charges) may direct.

         Section III.3  Replacement of Call  Warrants.  Upon receipt of evidence
                        -----------------------------
reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

         Section III.4  Execution and Delivery of Call Warrants by Trustee.  The
                        --------------------------------------------------
Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Call Warrants issued in accordance with Section I.2 or this Article III as the Warrant Agent shall request in accordance herewith.


                                   Article IV

                                   Definitions
                                   -----------

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "Business Day":  As defined in the Trust Agreement.
          ------------

         "Call Warrant":  This instrument.
          ------------

         "Closing Date":  April 23, 2004.
          ------------

         "Depositor": As defined in the introduction to this Call Warrant,or any
          ---------
successor thereto under the Trust Agreement.

         "Depositor Order":  As defined in the Trust Agreement.
          ---------------

         "Person":  Any  individual,  corporation,  partnership,  joint venture,
          ------
association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Rating  Agencies":  Standard & Poor's  Ratings  Services  and  Moody's
          ----------------
Investors Service, Inc. and any successor thereto.

         "Responsible Officer":  As defined in the Trust Agreement.
          -------------------

         "Securities  Act": The  Securities Act of 1933, or any similar  federal
          ---------------
statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Trust":  As defined in the introduction to this Call Warrant.
          -----

         "Trust Agreement":  The Base Trust Agreement,  dated as of December 15,
          ---------------
2000, between the Depositor and the Trustee, as supplemented by the CorTS(R) Supplement 2004-6, dated as of April 23, 2004, between the Depositor and the Trustee, incorporating by reference the definitions and assumptions thereto, as the same may be amended or modified from time to time.

         "Trustee":  As  defined in the  introduction  to this  Warrant,  or any
          -------
successor thereto under the Trust Agreement.

         "Warrant":  The right to purchase, on a pro rata basis, an aggregate of
          -------
$1,000 in par amount of the Term Assets.

         "Warrant  Agent":  U.S.  Bank Trust  National  Association,  a national
          --------------
banking association, in its capacity as warrant agent hereunder, or any successor thereto hereunder.

         "Warrant  Exercise Date":  Any Business Day on or after April 23, 2009,
          ----------------------
or any Business Day after the Term Assets Issuer gives notice indicating that it will redeem the Term Assets, as set forth in the notice from the Warrantholder to the Warrant Agent and the Trustee.

         "Warrant  Exercise Purchase Price": An amount paid by the Warrantholder
          --------------------------------
on each Warrant Exercise Date equal to the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest thereon to the Warrant Exercise Date.

                                    Article V

                                  Warrant Agent
                                  -------------

         Section  V.1  Limitation  on  Liability.  The  Warrant  Agent  shall be
                       -------------------------
protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call
Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

         Section V.2 Duties of Warrant Agent.  The Warrant Agent undertakes only
                     -----------------------
the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each holder of a Call Warrant shall be bound:

         (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

         (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

         (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

         (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same.

         (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of this Call Warrant or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Call Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the Term Assets to be purchased hereunder.

         (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

         (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

         (i) The Warrant Agent shall act solely as the agent of the Warrantholders hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Call Warrant against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be deemed to be a fiduciary.

         (j) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Warrant Exercise Purchase Price or to the kind and amount of property receivable by holders of Call Warrants upon the exercise thereof.

         (k) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

         (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Call Warrant.

         (m) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

         Section V.3 Change of Warrant  Agent.  The Warrant Agent may resign and
                     ------------------------
be discharged from its duties hereunder upon thirty (30) days notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the holders of the Call Warrants by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and upon fifteen (15) days notice to the holders of the Call Warrants by first-class mail, and absent the objection of the holders of a majority of the Warrants outstanding, within such fifteen (15) day period; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty
(30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Call Warrant, then the Warrant Agent or registered holder of any Call Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

                                   Article VI

                                  Miscellaneous
                                  -------------

         Section VI.1  Remedies.  The remedies at law of the holder of this Call
                       --------
Warrant in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of this Call Warrant are not and will not be adequate and, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         Section VI.2 Limitation on Liabilities of Holder.  Nothing contained in
                      -----------------------------------
this Call Warrant shall be construed as imposing any obligation on the holder hereof to purchase any of the Term Assets except in accordance with the terms hereof.

         Section VI.3 Notices.  All notices and other  communications under this
                      -------
Call Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Call Warrant, at the registered address of such holder as set forth in the register kept by the Warrant Agent, or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the holder hereof and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrant shall be effective in the manner provided in Article I.

         Section VI.4 Amendment.  (a) This Call Warrant may be amended from time
                      ---------
to time by the Depositor, the Trustee and the Warrant Agent without the consent of the holder hereof, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not alter the status of the Trust as a grantor trust under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under this Warrant which shall not adversely affect in any material respect the interests of the holder hereof or any holder of a Certificate or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank Trust National Association.

         (b) Without limiting the generality of the foregoing, this Call Warrant may also be modified or amended from time to time by the Depositor, the Trustee and the Warrant

Agent with the consent of the holders of 66-2/3% of the Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Call Warrant or of modifying in any manner the rights of the holders of this Call Warrant; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Percentage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from the Rating Agencies that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; (ii) alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of Certificates evidencing not less than 100% of the aggregate Voting Rights of such affected Certificates and the holders of 100% of the affected Warrants or (iii) reduce the percentage of aggregate Voting Rights required by (i) or (ii) without the consent of the holders of all such affected Certificates. Notwithstanding any other provision of this Warrant, this Section VI.4(b) shall not be amended without the consent of the holders of 100% of the affected Warrants.

         (c) Promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each holder of a Call Warrant, to each holder of a Certificate and to the Rating Agencies. It shall not be necessary for the consent of holders of Warrants or Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

         Section VI.5 Expiration.  The right to exercise this Call Warrant shall
                      ----------
expire on the earliest to occur of (a) the cancellation hereof, (b) the termination of the Trust Agreement or (c) the liquidation, disposition, or maturity of all of the Term Assets.

         Section VI.6  Descriptive  Headings.  The headings in this Call Warrant
                       ---------------------
are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         Section VI.7 GOVERNING LAW. THIS WARRANT  INSTRUMENT SHALL BE CONSTRUED
                      -------------
AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         Section  VI.8  Judicial  Proceedings;  Waiver  of  Jury.  Any  judicial
                        ----------------------------------------
proceeding brought against the Trust, the Trustee or the Warrant Agent with respect to this Call Warrant may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Call Warrant, the Trustee on behalf of the Trust and the Warrant Agent (a) accept, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agree that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Call Warrant, subject to any rights of appeal, and (b) irrevocably waive any objection that the Trust, the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

         Section VI.9 Nonpetition Covenant; No Recourse.  Each of (i) the holder
                      ---------------------------------
of this Call Warrant by its acceptance hereof, and (ii) the Warrant Agent agrees, that it shall not (and, in the case of the holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Depositor or entities formed, established or settled by the
Depositor, acquiesce, petition or otherwise invoke or cause the Trust, the Depositor, or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Depositor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other entity or all or any part of the property or assets of Trust, the Depositor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or any such other entity.

         Section VI.10  Amendments to the Trust  Agreement.  The Trustee  hereby
                        ----------------------------------
agrees not to consent to any amendments to the Trust Agreement which will adversely affect the rights of the Warrantholders in a material manner without the consent of the Warrantholders.

         Section  VI.11  Reporting  Obligations.  During any period in which the
                         ----------------------
Trust is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Trustee, on behalf of the Trust, shall promptly furnish to holders of Call Warrants and prospective purchasers of Call Warrants designated by such holders, upon request of such holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act of 1933, as amended, to permit compliance with Rule 144A in connection with the resale of Call Warrants; provided, however, that the Trust shall not (a) be required to provide audited financial statements of the Trust or (b) be required to furnish Rule 144A Information in connection with any request made on or after the date that is two years from the later of (i) the date such Call Warrant (or any predecessor Call Warrant) was acquired from the Trust or (ii) the date such Call Warrant (or any predecessor Call Warrant) was last acquired from an "affiliate" of the Trust within the meaning of Rule 144.

         Each of (i) the holder of this Call Warrant, by its acceptance hereof, and (ii) the Warrant Agent agrees, that it shall not have any recourse to the Term Assets or against the Trust.



                                        U.S.  BANK TRUST  NATIONAL  ASSOCIATION,
                                        not  in  its  individual   capacity  but
                                        solely  as  Trustee  and  Authenticating
                                        Agent



                                        By:
                                          --------------------------------------
                                          Authorized Signatory



                                        U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                        Warrant Agent



                                        By:
                                          --------------------------------------
                                          Authorized Signatory

                              FORM OF SUBSCRIPTION
                              --------------------

                 [To be executed only upon exercise of Warrants]

To       CorTS(R) Trust for The Boeing Company Notes

                  U.S. Bank Trust National Association, as Trustee 100 Wall Street, Suite 1600
                  New York, New York  10005
                  Attention: Corporate Trust

          The undersigned registered holder of the within Call Warrant, having previously given notice thereof in accordance with the terms of the Call Warrant, hereby irrevocably exercises Warrant(s) for, and purchases pursuant thereto, the Term Assets receivable upon such exercise, and herewith makes payment of the Warrant Exercise Purchase Price for $1,000 of Term Assets per
Warrant therefor, and requests that such Term Assets be transferred to __________________________ [insert information required for transfer of Term Assets]. In connection therewith, the undersigned hereby certifies that it is solvent as of the date hereof, as required by Section I.1 of the Call Warrant.

Dated:

         (Signature must conform in all respects to name of holder as specified on the face of Warrant)

         (Street Address)
         (City)(State)(Zip Code)

                               FORM OF ASSIGNMENT
                               ------------------

               [To be executed only upon transfer of Call Warrant]

For value received, the undersigned registered holder of the within Call Warrant hereby sells, assigns and transfers unto the Warrant(s) [Must be whole number] to purchase Term Assets to which such Call Warrant relates, and appoints Attorney to make such transfer on the books of the Warrant Agent maintained for such purpose, with full power of substitution in the premises.

Dated:

         (Signature must conform in all respects to name of holder as specified on the face of Warrant)

         (Street Address)
         (City)(State)(Zip Code)

Signed in the presence of:

                                   Schedule 1

                               To the Call Warrant

$_________ aggregate principal amount of 6.125% Notes, due February 15, 2033 issued by The Boeing Company